UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2017

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)		63136 ------------------ (Zip Code)

Registrant's telephone number, including area code: (314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 2, 2017, the Board of Directors of Emerson Electric Co. (the "Company") elected Gloria A. Flach, Corporate Vice President and Chief Operating Officer of Northrop Grumman Corporation, as a Director of the Company. She will stand for election at the Company's 2018 Annual Meeting of Stockholders. Ms. Flach was also appointed to serve as a member of the Compensation Committee and the Finance Committee.

Ms. Flach will be compensated on the same basis as all other non-management Directors of the Company, as described under "Director Compensation" in the Company's Proxy Statement for its 2017 Annual Meeting of Stockholders. This includes an award of 1,810 shares of restricted stock, representing a $105,000 pro rata award of the $140,000 restricted stock portion of the annual retainer payable to all non-management directors.

A copy of the May 2, 2017 press release announcing Ms. Flach's election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description of Exhibits

99.1                                    Press release dated May 2, 2017

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 2, 2017	By:	/s/ John G. Shively
John G. Shively Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number             Description of Exhibits

99.1                                Press release dated May 2, 2017